[LOGO ING FUNDS]

                                                                          (e)(2)

January 20, 2006

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

      Pursuant to the Investment Management Agreement dated September 23, 2002, as amended, between ING Funds Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to modify the annual investment management fee for ING GNMA Income Fund (the "Fund"), effective January 20, 2006. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for the Fund, is attached hereto.

      Amended Schedule A has also been updated with the removal of ING Lexington Money Market Trust, as this fund recently merged into another fund.

      Please signify your acceptance to the modification of the investment management fee for the Fund by signing below where indicated.

                                                           Very sincerely,


                                                           /s/ Robert S. Naka
                                                           ---------------------
                                                           Robert S. Naka
                                                           Senior Vice President
                                                           ING Funds Trust


ACCEPTED AND AGREED TO:
ING Investments, LLC


By: /s/ Todd Modic
    ---------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000           ING Funds Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

                               AMENDED SCHEDULE A

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                                 ING FUNDS TRUST
                                       and
                              ING INVESTMENTS, LLC

                                         Annual Investment Management Fee
Series                             (as a percentage of average daily net assets)
ING GNMA Income Fund                    0.47% on first $1 billion of assets
                                         0.40% on next $4 billion of assets
                                            0.35% on assets thereafter


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